Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mr. Thomas Sammons	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Phone: 978-883-5109	Email: brett@haydenir.com
Email: sammonst@ranor.com	Website: www.haydenir.com
Website: www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Reports Profitable First Quarter

Net Sales Increase 26% Year-over-Year

Westminster, MA – August 14, 2017 – TechPrecision Corporation (OTCQB: TPCS) (“TechPrecision” or “the Company”), an industry leading manufacturer of precision, large-scale fabricated and machined metal components and tested systems with customers in the defense, energy and precision industrial sectors, today reported financial results for the first quarter period of fiscal year 2018, the period ended June 30, 2017.

First Quarter of Fiscal 2018 Financial Results

•	Net sales were $5.8 million, a 26% increase when compared to the same quarter a year ago.

•	Gross profit was $1.7 million compared to $1.5 million in the same quarter last year, a 13% increase.

•	Income before income taxes was $712,000, a 57% increase when compared to the same quarter a year ago.

•	Income tax expense was $287,000 for the first quarter of fiscal 2018, as estimated tax expense was provided against interim results based on our annual effective tax rate. Income tax expense was lower for the quarter ended June 30, 2016, due to the utilization of net operating losses and the associated reduction in the valuation allowance which had been provided for this deferred tax asset.

•	Net income was $425,000, or $0.01 per share basic and fully diluted, a 4% decrease as compared to net income of $445,000 or $0.02 per share basic and fully diluted, for the same quarter a year ago.

•	EBITDA was $993,000 for the quarter ended June 30, 2017, compared to $824,000 for the quarter ended June 30, 2016. Please refer to the reconciliation of EBITDA (a non-GAAP measure) to net income (a GAAP measure) in this release.

First Quarter Recap

“This was another profitable quarter of operational and financial progress, continuing our recent trends and bolstering our confidence that we are on the right path,” stated Alexander Shen, TechPrecision’s Chief Executive Officer. “Our improved quality and consistent on-time delivery is resonating with key customers, helping us drive a 26% increase in net sales. Income before income taxes was $712,000, a 57% increase over the same quarter a year ago. Income tax expense was $287,000 for the first quarter of fiscal 2018, as estimated tax expense was provided against interim results based on our annual effective tax rate. Income tax expense was lower for the quarter ended June 30, 2016, due to the utilization of net operating losses and the associated reduction in the valuation allowance which had been provided for this deferred tax asset.

Net income was $425,000, a 4% decrease compared to the same quarter a year ago. We expect to maintain profitability on an annual basis.”

“This was the largest quarterly revenue achieved in the last twelve quarters,” added Mr. Shen. “We are moving forward to replenish backlog by maintaining our focus: targeting defense, nuclear and precision industrial markets.”

Balance Sheet Summary

At June 30, 2017, TechPrecision had working capital of $5.6 million compared to working capital of $5.0 million at March 31, 2017. The Company had $3.3 million in cash at June 30, 2017.

Teleconference Information

The Company will hold a conference call at 4:30 p.m. Eastern (U.S.) time on August 14, 2017. To participate in the live conference call, please dial 1-866-682-6100 five to 10 minutes prior to the scheduled conference call time. International callers should dial 1-862-255-5401. When prompted, reference TechPrecision.

A replay will be available until September 14, 2017. To access the replay, dial 1-877-481-4010 or 1-919-882-2331. When prompted, enter Conference Passcode 19628.

The call will also be available live by webcast at TechPrecision Corporation’s website, www.techprecision.com, and will also be available over the Internet and accessible at http://www.investorcalendar.com/event/19628.

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc. and Wuxi Critical Mechanical Components Co., Ltd., manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: defense, aerospace, nuclear, industrial, and medical. TechPrecision’s goal is to be an end-to-end service provider to its customers by furnishing customized solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain “forward-looking statements” relating to the business of the Company and its subsidiary companies. All statements other than statements of current or historical fact contained in this press release, including statements that express our intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. These forward-looking statements are often identified by the use of forward-looking terminology such as “believe,” “continue,” “expect,” “will” or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including our ability to change the composition of our revenues and effectively reduce operating expenses, the availability of appropriate financing facilities impacting our operations, financial condition and/or liquidity, our ability to receive contract awards through competitive bidding processes, our ability to maintain standards to enable us to manufacture products to exacting specifications, our ability to enter new markets for our services, our reliance on a small number of customers for a significant percentage of our business, competitive pressures in the markets we serve, pricing and business development difficulties and other risks discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

-- Tables Follow --

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2017	March 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$3,332,214	$3,066,156
Accounts receivable, net	1,229,319	1,870,672
Costs incurred on uncompleted contracts, in excess of progress billings	3,381,808	2,097,221
Inventories - raw materials	151,519	141,792
Other current assets	460,311	422,096
Total current assets	8,555,171	7,597,937
Property, plant and equipment, net	4,953,535	4,912,202
Deferred income taxes	3,119,582	3,393,110
Other noncurrent assets, net	34,019	100,000
Total assets	$16,662,307	$16,003,249

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$564,731	$365,308
Accrued expenses	1,038,710	893,415
Income taxes payable	4,403	-
Billings on uncompleted contracts, in excess of related costs	574,309	642,831
Current portion of long-term debt	729,784	717,481
Total current liabilities	2,911,937	2,619,035
Long-term debt, including capital leases	4,721,390	4,874,721
Deferred income taxes	521,430	521,430
Noncurrent accrued expenses	12,903	17,742
Commitments and contingent liabilities (see Note 14)
Stockholders’ Equity:
Common stock - par value $.0001 per share, 90,000,000 shares authorized, 28,824,593 shares issued and outstanding at June 30 and March 31, 2017, respectively	2,882	2,882
Additional paid in capital	8,358,208	8,258,820
Accumulated other comprehensive income	19,764	19,328
Retained earnings (accumulated deficit)	113,793	(310,709)
Total stockholders’ equity	8,494,647	7,970,321
Total liabilities and stockholders’ equity	$16,662,307	$16,003,249

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended June 30,
	2017	2016
Net sales	$5,830,386	$4,644,805
Cost of sales	4,089,799	3,109,412
Gross profit	1,740,587	1,535,393
Selling, general and administrative	919,759	888,178
Income from operations	820,828	647,215
Other income	91	751
Interest expense	(108,782)	(193,210)
Total other expense, net	(108,691)	(192,459)
Income before income taxes	712,137	454,756
Income tax expense	287,635	9,453
Net income	$424,502	$445,303
Net income per share (basic)	$0.01	$0.02
Net income per share (diluted)	$0.01	$0.02
Weighted average number of shares outstanding (basic)	28,824,593	27,324,593
Weighted average number of shares outstanding (diluted)	29,766,666	27,711,919

TECHPRECISION CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$424,502	$445,303
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	171,613	176,050
Amortization of debt issue costs	19,544	48,918
Stock based compensation expense	99,388	11,605
Change in contract loss provision	130,662	(35,069)
Deferred income taxes	273,528	--
Changes in operating assets and liabilities:
Accounts receivable	641,353	626,575
Costs incurred on uncompleted contracts, in excess of progress billings	(1,284,587)	781,205
Inventories - raw materials	(9,727)	(11,320)
Other current assets	(38,214)	172,780
Other noncurrent assets and liabilities	(4,839)	52,444
Accounts payable	199,423	(378,146)
Accrued expenses	15,254	(105,465)
Accrued taxes payable	4,403	9,453
Billings on uncompleted contracts, in excess of related costs	(68,522)	(407,968)
Net cash provided by operating activities	573,781	1,386,365

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant and equipment	(212,946)	--
Proceeds from sale of equipment	80,000	--
Net cash used in investing activities	(132,946)	--

CASH FLOWS FROM FINANCING ACTIVITIES
Deferred loan costs	--	(144,338)
Borrowings of long-term debt	--	2,828,885
Repayment of long-term debt	(174,591)	(2,544,685)
Net cash (used in) provided by financing activities	(174,591)	139,862
Effect of exchange rate on cash and cash equivalents	(186)	(115)
Net increase in cash and cash equivalents	266,058	1,526,112
Cash and cash equivalents, beginning of period	3,066,156	1,332,166
Cash and cash equivalents, end of period	$3,332,214	$2,858,278

SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
Cash paid during the year for:
Interest expense	$93,905	$365,166
Income taxes	$10,000	$20,000

TECHPRECISION CORPORATION

SUPPLEMENTAL INFORMATION

Reconciliation of EBITDA to Net Income

(Unaudited)

The following table provides a reconciliation of EBITDA to net income, the most directly comparable U.S. GAAP measure reported in our condensed consolidated financial statements:

	Three months ended June 30, 2017	Three months ended June 30, 2016	Change Amount
Net income	$424,502	$445,303	$(20,801)
Income tax expense	287,635	9,453	278,182
Interest expense (1)	108,782	193,210	(84,428)
Depreciation	171,613	176,050	(4,437)
EBITDA	$992,532	$824,016	$168,516

(1) Includes amortization of debt issue costs.

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